Exhibit 99.1

JBI, INC ANNOUNCES $10 MILLION FINANCING, SUCCESSFUL INDEPENDENT ENGINEERING REVIEW OF P2O TECHNOLOGY BY SAIC AND MANAGEMENT AND GOVERNANCE CHANGES

THOROLD, Ontario, May 15, 2012 (GLOBE NEWSWIRE) – JBI, Inc. (the "Company") (OTCQB:JBII) is pleased to announce the following:

•	Investment of $10 Million in equity capital
•	Successful independent review of its Plastic2Oil® (“P2O®”) technology by SAIC
•	John Bordynuik to become Chief of Technology (“CTO”)
•	Senior RockTenn executive Kevin Rauber to join the Company as CEO and President
•	Transition to governance practices consistent with other leading companies

$10MM Equity Capital Investment

JBI is pleased to announce that investors have agreed to invest it has raised $10 million of equity capital via a private placement of unregistered securities at $0.80 per share. The Investment Group participating consists of prominent private equity investors, venture capitalists, investment bankers and accomplished corporate executives.

The Company’s Chief Financial Officer, Matthew Ingham, commented:

“The timeliness of this financing is ideal. We now have the capital resources to accelerate the commercial roll-out of our P2O processors at our Niagara Falls plant and the initial RockTenn sites, endeavoring to achieve our near term goal of becoming cash flow positive.”

Successful Review of P2O Technology by SAIC

In conjunction with the financing, SAIC Energy, Environment & Infrastructure LLC (“SAIC”) was engaged to perform an independent review of the P2O technology and its commercial viability. The preliminary report provides a detailed analysis of the technology, process and business model for the Company’s patent pending Plastic2Oil (“P2O”) process. The report also contains a pro-forma financial assessment of the capital costs and earnings for the Plastic2Oil business model based on a scalable roll-out of three unit clusters.

SAIC is a FORTUNE 500® provider of scientific, engineering, systems integration and technical services and solutions.

SAIC was present at the Company’s Plastic2Oil facility in Niagara Falls, NY over a 3-day period, April 25-27, 2012. The role of SAIC was to review the principal aspects of the Company’s P2O process, including the basic engineering design, results from testing and operations at the Niagara Falls facility, and the commercial P2O processor, which is poised for roll-out at the first Rock-Tenn Company (“RockTenn”) site.

During the 3-day audit, the P2O processor ran in continuous mode, with 121,318 pounds of throughput, producing 10,287 gallons of No. 6 Fuel and 4,269 gallons of Naphtha.

“This independent review is by far the most comprehensive that we’ve undergone to date,” states John Bordynuik, CEO. “Furthermore, this is the first time we’ve received a pro-forma financial analysis from an independent third party, and we are extremely pleased with the positive conclusions.”

John Bordynuik to Become Chief of Technology (“CTO”)

Signifying the transition of JBI from a start-up technology company to a rapidly growing environmental and industrial business, the company is significantly enhancing the senior management team with the hire of a new CEO (described below). As part of this transition, John will step into the position of Chief Technology Officer. In his new role as Chief of Technology, Mr. Bordynuik will continue to play a leading role in furthering the technological development of the P2O process and assist in the escalating commercial roll-out of the P2O processors, which he invented.

John Bordynuik commented:

“We are now at a point where P2O has been proven to be commercially viable. While we will continue to improve the technology, it is time to focus on leveraging this unique technology to build a world class company. I am immensely proud of the achievements of our team to date, and am energized to be embarking on the commercialization phase of our technology. In my view, it is time to bring in senior management with deep operational, marketing and sales experience relevant to the roll-out of P2O. We are now intent on building a great leadership team to ensure the Company appropriately leverages P2O to become one of the world’s great companies.”

Kevin Rauber to become CEO and President of JBI

JBI is pleased to announce that Kevin Rauber has been hired as CEO and President of JBI. Kevin is a seasoned executive with extensive experience in all aspects of operations, business development, sales and marketing.  He has 25 years of waste industry experience, having previously held management roles at Waste Management, Browning Ferris Industries-BFI (now known as Republic Waste Services), and EnviroSolutions. In his role as CEO and President, Kevin will report directly to the Board of Directors and have responsibility for all the non-technology operations of JBI.

“This is an exciting moment in the Company’s development,” comments John Bordynuik, founder of JBI, Inc. “I’m pleased to introduce Kevin Rauber as our new Chief Executive Officer. Kevin comes to us from Rock-Tenn Company (“RockTenn”), where he was Vice President of Waste Solutions overseeing a large global business.” Bordynuik continues, “Having Kevin onboard will allow  me to step away from the demands of the CEO role and focus on the technological aspects of the commercial Plastic2Oil (“P2O”) roll-out.”

Mr. Rauber stated, “This is an unparalleled opportunity to leverage an extraordinary technology, and build a significant business enterprise. My experience with John and his team over the last two years, has demonstrated to me the importance of and compelling nature of the technology they have developed. With vast market potential for the installation and operation of our processors, worldwide, I look forward to being an important team member in the execution of John’s and the company’s strategic vision.”

Governance Changes

Additionally, the Company has commenced instituting changes to its corporate governance to align with practices consistent with other leading companies. Changes include objective qualifications with respect to the election of qualified members to its board. In consideration of these new election requirements, Dr. Robin Bagai will be stepping down from his position as Board Member and Chair of the Nominating Committee. The Company would like to extend its sincerest appreciation to Dr. Bagai for his contributions and his commitment to the success of JBI, Inc.

John Bordynuik commented:

“These governance changes transition JBI to governance practices consistent with other leading companies. I believe these changes are in the best interests of shareholders and are consistent with maximizing value for shareholders.”

About JBI, Inc.

JBI, Inc. is an innovative North American fuel company that transforms unsorted, unwashed waste plastic into ultra-clean, ultra-low sulphur fuel without the need for refinement. JBI, Inc.'s patent pending Plastic2Oil® (P2O) process is a commercially viable, proprietary process designed to provide immediate economic benefit for industry, communities and government organizations with waste plastic recycling challenges. JBI, Inc. is committed to environmental sustainability by diverting plastic waste from landfill and potential incineration. For further information, please visit www.plastic2oil.com and review our SEC filings, including without limitation our Form 10-K, as amended, filed with the SEC on April 30, 2012.

Forward Looking Statements

This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's amended Annual Report on Form 10-K/A, filed on April 30, 2012, with the Securities and Exchange Commission, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT:
JBI, Inc. Investor Relations
1.716.471.5995

MEDIA INQUIRIES:
media@jbi.net or please visit the JBI, Inc. Newsroom at http://www.plastic2oil.com/site/news-room